Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of AG Twin Brook Capital Income Fund of our report dated March 16, 2023 relating to the financial statements of AG Twin Brook Capital Income Fund, which appears in this Prospectus Supplement of AG Twin Brook Capital Income Fund dated March 23, 2023, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 23, 2023